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                                                                   EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders
Santa Barbara Restaurant Group, Inc.

We consent to the use in the Registration Statement on Form S-3 of Santa Barbara Restaurant Group, Inc. of our report dated February 18, 1999, except for Note 18 which is as of March 30, 1999, incorporated by reference herein and the reference to our firm under the heading "Experts" in the Prospectus, which is a part of the Registration Statement.

KPMG LLP

Orange County, California
October 5, 1999